As filed with the Securities and Exchange Commission on November 5, 2009

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

A. M. CASTLE & CO.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation or Organization)	36-0879160 (IRS Employer Identification No.)

3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert J. Perna
Vice President, General Counsel and Secretary
3400 North Wolf Road
Franklin Park, Illinois 60131
(847) 455-7111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Helen R. Friedli, P.C.
Eric Orsic
McDermott Will & Emery LLP
227 West Monroe Street
Chicago, Illinois 60606
(312) 372-2000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Unit(3)(4)	Proposed Maximum Aggregate Offering Price(2)(3)(4)(5)	Amount of Registration Fee(4)
Debt Securities
Warrants(6)
Rights
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock, par value $0.01 per share
Depositary Shares(7)
Common Stock, par value $0.01 per share
Total(8)	$100,000,000	100%	$100,000,000	$5,580

(1)
These securities may be sold separately, together or as units with other securities registered hereby.
(2)
This registration statement relates to such indeterminate number or amount of debt securities, warrants, rights, stock purchase contracts, stock purchase units, shares of preferred stock, depositary shares and shares of common stock of the registrant as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in foreign currencies or units of two or more foreign currencies or composite currencies (such as the Euro). In no event will the maximum aggregate offering price of all securities issued, including debt securities issued with original issue discount, pursuant to this registration statement exceed $100,000,000.
(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.
(4)
Pursuant to Rule 457(o) under the Securities Act, which permits the registration fee to be calculated on the basis of the maximum aggregate offering price of the securities registered, the table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price of the securities registered. Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for common stock or debt securities that are issued upon conversion or exchange of the securities registered hereunder.
(5)
Exclusive of accrued interest, distributions and dividends, if any.
(6)
Includes warrants to purchase debt securities, preferred stock, depositary shares and common stock.
(7)
Represents depositary shares, evidenced by depositary receipts, issued pursuant to a deposit agreement. In the event the registrant issues fractional interests in shares of the preferred stock registered hereunder, depositary receipts will be distributed to purchasers of such fractional interests, and such shares of preferred stock will be issued to a depositary under the terms of a deposit agreement.
(8)
This registration statement also registers such indeterminate amounts of securities as may be issued upon conversion of, or in exchange for, the securities registered and pursuant to Rule 416(a) under the Securities Act, such indeterminable number of shares as may be issued from time to time upon conversion or exchange as a result of stock splits, stock dividends or similar transactions.

            The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 5, 2009

PROSPECTUS

A.M. CASTLE & CO.

$100,000,000
Debt Securities
Warrants
Rights
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
Depositary Shares
Common Stock

        We may offer any combination of the securities described in this prospectus from time to time in the amounts, at prices and on terms to be determined at or prior to the time of the offering. We will provide you with specific terms of the applicable offered securities in one or more supplements to this prospectus.

        You should read this prospectus, the information incorporated by reference in this prospectus and any prospectus supplement carefully before you invest in our securities.

        Investing in our securities involves risks. You should carefully consider the risk factors described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described under "Risk Factors" on page 2.

        Our common stock is quoted and traded on the New York Stock Exchange under the symbol "CAS." The applicable prospectus supplement will contain information, where applicable, regarding the listing of the securities covered by such prospectus supplement.

        The securities may be offered directly to investors, to or through underwriters or dealers or through agents. The terms of such arrangements will be set forth in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                       , 2009

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in a prospectus supplement any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement or in the documents we have incorporated by reference into this prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement or in the documents we have incorporated by reference into this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Incorporation of Certain Documents by Reference." Whenever we refer to "A.M. Castle," "we," "our" or "us" in this prospectus, we mean A.M. Castle & Co. and its subsidiaries, unless the context indicates otherwise.

        You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

A.M. CASTLE & CO.

        We are a specialty metals and plastics distribution company serving customers on a global basis. We provide a broad range of products and value-added processing and supply chain services to a wide array of customers, principally within the producer durable equipment sector of the global economy. We particularly focus on the aerospace and defense, oil and gas, power generation, mining, heavy equipment manufacturing, marine, office furniture and fixtures, transportation and general manufacturing industries.

        Our business is organized into two reportable segments, Metals and Plastics. Our Metals segment is focused on distributing highly engineered specialty grades and alloys of metals as well as providing specialized processing services. Core products include alloy, aluminum, stainless, nickel, titanium and carbon. Inventories of these products assume many forms such as plate, sheet, extrusions, round bar, hexagon bar, square and flat bar, tubing and coil. Our Plastics segment stocks and distributes a wide variety of plastics in forms that include plate, rod, tube, clear sheet, tape, gaskets and fittings. Processing activities within our Plastics segment include cut-to-length, cut-to-shape, bending and forming according to customer specifications.

        We were originally incorporated in Illinois in 1890 and reincorporated in Delaware in 1966. In 2001, we reincorporated in Maryland by merging into a subsidiary incorporated in Maryland. Our corporate and executive offices are located at 3400 N. Wolf Road, Franklin Park, Illinois 60131, and our telephone number at that address is (847) 455-7111. We maintain a website at www.amcastle.com. The information contained on our website is not a part of, and is not incorporated by reference into, this prospectus.

 RISK FACTORS

        Before you invest in any of our securities, in addition to the other information, documents or reports incorporated by reference in this prospectus and in any prospectus supplement, you should carefully consider the risk factors set forth in the section entitled "Risk Factors" in any prospectus supplement as well as in "Part I, Item 1A. Risk Factors," in our most recent annual report on Form 10-K, and in "Part II, Item 1A. Risk Factors," in our most recent quarterly report on Form 10-Q filed subsequent to such 10-K, which are incorporated by reference into this prospectus and any prospectus supplement in their entirety, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934 (the "Exchange Act"). Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a loss of your investment.

FORWARD-LOOKING STATEMENTS

        The matters discussed in this prospectus and any accompanying prospectus supplements that are forward-looking statements are based on management expectations that involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will be," "will continue," "will likely result," "would" and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or future events. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position or state other "forward-looking" information.

        The factors included under "Risk Factors," as well as any cautionary language in this prospectus and any accompanying prospectus supplements, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Although we believe that our expectations are based on reasonable assumptions, actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, those included above under the heading "Risk Factors" and elsewhere in this prospectus and any accompanying prospectus supplements. Before you invest in our securities, you should read this prospectus and any accompanying prospectus supplements completely and with the understanding that our actual future results may be materially different from what we expect.

        Forward-looking statements speak only as of the date of this prospectus and any accompanying prospectus supplements as applicable. Except as required under federal securities laws and the rules and regulations of the SEC, we do not have any intention, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this prospectus or any accompanying prospectus supplements as applicable, whether as a result of new information, future events or otherwise. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by, or on behalf of, us. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical ratios of earnings to fixed charges for the periods indicated.

	Years Ended December 31,
							Nine Months Ended September 30, 2009
	2004	2005	2006	2007	2008
Ratio of Earnings to Fixed Charges(1)	2.71	4.70	7.07	5.11	—	(2)	—	(3)

(1)
The ratios of earnings to fixed charges were computed by dividing earnings by fixed charges. Earnings are defined as pre-tax income or loss from continuing operations, plus fixed charges, plus amortization of capitalized interest, plus distributed income of equity method investee, less interest expense capitalized. Fixed charges are defined as the sum of interest expensed and capitalized, plus amortization of deferred financing costs and debt discounts, plus the portion of rental expense estimated to represent interest.

(2)
Total fixed charges exceeded total adjusted earnings available for payment of fixed charges by $2,415,000, due to a goodwill impairment charge of $58,860,000 recorded in the Company's Metals segment in December 2008.

(3)
Total fixed charges exceeded total adjusted earnings available for payment of fixed charges by $18,762,000.

USE OF PROCEEDS

        Unless otherwise indicated in any prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, among other things, repayment of debt, working capital and/or capital expenditures. We may also use such proceeds to fund acquisitions of businesses that complement our current business.

DESCRIPTION OF DEBT SECURITIES

        The debt securities will be our direct general obligations and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures. Senior debt securities will be issued under a senior debt indenture, and subordinated debt securities will be issued under a subordinated debt indenture. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture. A form of each of the senior indenture and the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The indentures will be qualified under the Trust Indenture Act. We use the term "indenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the debt securities and indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities and the description thereof contained in the prospectus supplement.

General

        We will describe in each prospectus supplement the following terms relating to a series of debt securities:

  •
  the title or designation;

  •
  any limit on the principal amount that may be issued;

  •
  whether or not we will issue the series of debt securities in global form, the terms and the depository;

  •
  the maturity date;

  •
  the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

  •
  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

  •
  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

  •
  the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

  •
  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities;

  •
  whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

  •
  whether we will be restricted from incurring any additional indebtedness;

  •
  a discussion on any material or special U.S. federal income tax considerations applicable to the debt securities;

  •
  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

        The indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of our assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Events of Default Under the Indenture

        The following will be events of default under the indentures with respect to any series of debt securities we may issue:

  •
  if we fail to pay interest when due and our failure continues for a number of days to be stated in the indenture and the time for payment has not been extended or delayed;

  •
  if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

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  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for a number of days to be stated in the indenture after we receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur as to us.

        If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver will cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture occurs and is continuing, the indenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

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  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

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  the indenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the indenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture; and

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

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  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities; or

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  reducing the percentage of debt securities, the holders of which are required to consent to any amendment.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

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  register the transfer or exchange of debt securities of the series;

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  replace stolen, lost or mutilated debt securities of the series;

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  maintain paying agencies;

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  hold monies for payment in trust;

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  compensate and indemnify the indenture trustee; and

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  appoint any successor indenture trustee.

        In order to exercise our rights to be discharged, we must deposit with the indenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series. See "Book-Entry Issuance" for a further description of the terms relating to any book-entry securities.

        Subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series, at its option, can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be required for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

        The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs, Subject to this provision, the indenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest payment.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Notes

        The subordinated notes will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated notes which we may issue. It also does not limit us from issuing any other secured or unsecured debt.

Regarding the Trustee

        We will name the trustee for debt securities issued under the subordinated indenture in the applicable supplement to this prospectus and, unless otherwise indicated in a prospectus supplement, the trustee will also act as Transfer Agent and Paying Agent with respect to the debt securities. We may remove the trustee with or without cause if we so notify the trustee three months in advance and if no Default occurs during the three-month period. The trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for us or our affiliates, and may otherwise deal with us or our affiliates, as if it were not trustee.

DESCRIPTION OF WARRANTS TO PURCHASE DEBT SECURITIES

        The following statements with respect to warrants to purchase debt securities (the "debt warrants") are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a warrant agent to be selected at the time of issue (the "debt warrant agent"), a form of which will be filed with the SEC.

General

        The debt warrants, evidenced by debt warrant certificates (the "debt warrant certificates"), may be issued under the debt warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If we offer debt warrants, the prospectus supplement will describe the terms of the debt warrants, including the following:

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  the offering price, if any;

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  the designation, aggregate principal amount, and terms of the debt securities purchasable upon exercise of the debt warrants;

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  if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of debt warrants issued with each such security;

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  if applicable, the date on and after which the debt warrants and the related securities will be separately transferable;

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  the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise;

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  the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

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  federal income tax consequences;

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  whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form; and

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  any other terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of such debt warrants.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

Authorized Capital Stock

        Our authorized capital stock consists of 30,000,000 authorized shares of common stock, par value $0.01 per share and 10,000,000 authorized shares of preferred stock, par value $0.01 per share. As of October 23, 2009, there were 22,908,070 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

        Shares of our common stock have the following rights, preferences and privileges:

  •
  Voting Rights.  Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of our stockholders, including the election of directors. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes cast at a meeting at which a quorum is present (other than the election of directors). A plurality of the votes cast at such a meeting is required to elect directors.

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  Dividends.  Subject to the rights of the holders of any preferred stock which may be outstanding from time to time, the holders of common stock are entitled to receive dividends as, when and if dividends are authorized by our Board of Directors and declared by us, out of assets legally available for the payment of dividends. The authorization, declaration and payment of dividends to holders of common stock will be in the discretion of our Board of Directors, will be subject to contractual restrictions contained in our then-existing credit facilities, and will be dependent upon our future earnings, cash flows, financial condition and capital requirements, provisions of Maryland law, general business conditions, legal, tax, regulatory and other factors our Board of Directors deems relevant.

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  Liquidation.  In the event of a liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors and any holders of preferred stock, our remaining assets will be distributed ratably among the holders of shares of common stock on a per share basis.

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  Other.  Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. All shares of common stock will have equal dividend, liquidation and other rights.

Preferred Stock

        Under our charter, our Board of Directors is authorized to create, without shareholder approval, and issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of each series, to the extent permitted by our charter. The ability of the Board of Directors to issue preferred stock provides us flexibility in connection with possible financings, acquisitions and other corporate purposes. However, the ability of the Board of Directors to issue preferred stock could, among other things, adversely affect the voting power of holders of common stock or have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

Certain Provisions of Maryland Law and of Our Charter and By-Laws

        Our charter and by-laws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and which may have the effect of delaying, deferring or preventing a future takeover or change in control of our company unless the takeover or change in control is approved by our Board of Directors.

Board of Directors

        Our charter and by-laws provide that the number of our directors that constitute the whole Board of Directors shall be 11. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the Maryland General Corporation Law (the "MGCL"), and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 2 of Article III of our by-laws, and each director elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualifies. Directors need not be stockholders.

        Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Amendment to the Charter

        We reserve the right to make any amendment to our charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in our charter, of any outstanding shares of stock, and all rights conferred upon stockholders in the charter are granted subject to this reservation.

Advance Notice of Director Nominations and New Business

        Our by-laws provide that, with respect to an annual meeting of stockholders, nominations of persons for election to our Board of Directors and the proposal of business to be considered by stockholders may be made only:

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  pursuant to our notice of the meeting;

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  by the Board of Directors; or

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  by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures specified in the by-laws.

Special Meeting of Stockholders

        Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by our charter, may be called by the chairman of the Board of Directors or the president and shall be called by the president or the secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders entitled to cast at least a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of the proposed meeting.

Majority Action

        Our charter provides that any action that would otherwise require a greater proportion of votes of holders of the shares entitled to vote is valid and effective if authorized by the affirmative vote of the holders of a majority of shares entitled to vote on the action if the Board of Directors unanimously approves the action.

Anti-Takeover

        Our charter and by-laws and the MGCL include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. Our charter and bylaws contain provisions requiring the approval of the holders of two-thirds of the shares entitled to vote on the matter to amend our charter (unless our Board of Directors has unanimously approved the amendment, in which case the approval of holders of only a majority of the shares entitled to be cast on the matter is required), certain advance notice procedures for nominating candidates for election to the Board of Directors and the ability of our Board of Directors to issue up to 10,000,000 shares of preferred stock. Furthermore, we are subject to the antitakeover provisions of the MGCL that prohibit us from engaging in a "business combination" with an "interested stockholder" for a period of five years after the date of the transaction in which the person first becomes an "interested stockholder," unless the business combination or stockholder interest is approved in a prescribed manner. Our charter contains a provision exempting from the Maryland control share acquisition statute any and all acquisitions by any person of shares of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future, although both board and stockholder approval would be required. The application of these and certain other provisions of our charter could also have the effect of delaying or preventing a change of control of the Company, which could adversely affect the market price of our common stock.

Subtitle 8

        Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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  a classified board,

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  a two-thirds vote requirement for removing a director,

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  a requirement that the number of directors be fixed only by vote of the directors,

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  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred, and

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  a majority requirement for the calling of a special meeting of stockholders.

        Through provisions in our Bylaws unrelated to Subtitle 8, we already require, unless called by our chairman of the board or our president, our chief executive officer or the board, the request of holders of a majority of outstanding shares to call a special meeting. We have elected to be subject to Section 3-804(a) which provides that a director may be removed only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provision in our Bylaws authorizing the Board of Directors to fill vacant directorships, precludes stockholders from removing incumbent directors except by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Limitation of Liability and Indemnification

        Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as material to the cause of action. Our charter contains a provision that eliminates directors' and officers' liability to stockholders for money damages to the maximum extent permitted by Maryland law.

        Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

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  the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under Maryland law, we may not indemnify for an adverse judgment in a suit by or in our right where the director is adjudged to be liable to us or for a judgment on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification and then only for expenses.

        In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon our receipt of a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by him or on his behalf to repay the amount paid or reimbursed by us if it is ultimately determined that the standard of conduct was not met.

        Our by-laws require us to indemnify to the fullest extent permitted by Maryland law in effect from time to time any person who is a present or former director, officer or employee of the Company and who is made a party to any proceeding (including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of such person's service in such capacity or as a director, officer, partner, trustee or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he served as such at the request of the Company against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. We may, with the approval of our Board of Directors, provide such indemnification to a person who served a predecessor of the Company in any of the capacities described above and to any agent of the Company or a predecessor of the Company.

        We maintain a directors' and officers' liability insurance policy. The policy insures our directors and officers against unindemnified losses ensuing from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. This policy contains various exclusions, none of which apply to this offering.

        We have also entered into indemnity agreements with each member of our board of directors and our officers. These agreements generally provide that, if the director or officer becomes involved in a proceeding (as defined in the agreement) by reason of such director's or officer's corporate status (as defined in the agreement), we will indemnify the director or officer to the fullest extent permitted by Maryland law in effect from time to time against all judgments, penalties fines, and amounts paid in settlement of the proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Transfer Agent and Registrar

        We have appointed American Stock Transfer and Trust Company as our transfer agent and registrar for our common stock.

DESCRIPTION OF DEPOSITARY SHARES

        The following statements with respect to the depositary shares and depositary receipts are summaries of, and subject to, the detailed provisions of a deposit agreement to be entered into by A.M. Castle and a depositary to be selected at the time of issue (the "depositary") and the form of depositary receipt. The form of deposit agreement and the form of depositary receipt will be filed with the SEC.

General

        We may, at our option, elect to issue fractional shares of preferred stock, rather than full shares of preferred stock. In the event such option is exercised, we may elect to have a depositary issue receipts for depositary shares, each receipt representing a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock as described below.

        The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that we select. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption and liquidation rights.

Depositary Receipts

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons receiving the fractional shares of preferred stock in accordance with the terms of an offering of the preferred stock.

Withdrawal of Preferred Stock

        Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement, a holder of depositary receipts may have the depositary deliver to the holder the whole shares of preferred stock relating to the surrendered depositary receipts. Holders of depositary shares may receive whole shares of the related series of preferred stock on the basis set forth in the related prospectus supplement for such series of preferred stock, but holders of such whole shares will not after the exchange be entitled to receive depositary shares for their whole shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received for the preferred stock to the record holders of depositary shares relating to the preferred stock in proportion to the numbers of such depositary shares owned by such holders.

        In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make distribution of the property. In that case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Redemption of Depositary Shares

        If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock redeemed by us. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

        We and the depositary at any time may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. We or the depositary may terminate the deposit agreement only if all outstanding depositary shares have been redeemed, or there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of A.M. Castle and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

        The depositary will forward to the record holders of the depositary shares relating to such preferred stock all reports and communications from us which are delivered to the depositary.

        Neither we nor the depositary will be liable if either one is prevented or delayed by law or any circumstance beyond their control in performing the obligations under the deposit agreement. The obligations of A.M. Castle and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF WARRANTS TO PURCHASE COMMON STOCK,
PREFERRED STOCK OR DEPOSITARY SHARES

        The following statements with respect to the warrants to purchase common stock, preferred stock or depositary shares (the "stock warrants") are summaries of, and subject to, the detailed provisions of a stock warrant agreement to be entered into by A.M. Castle and a warrant agent to be selected at the time of issue (the "stock warrant agent"), a form of which will be filed with the SEC.

General

        The stock warrants, may be issued under the stock warrant agreement independently or together with any securities offered by any prospectus supplement and may be attached to or separate from such securities. If stock warrants are offered, the prospectus supplement will describe the terms of the stock warrants, including the following:

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  the offering price, if any;

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  the number of shares of preferred stock or common stock or depositary shares purchasable upon exercise of each stock warrant and the initial price at which such shares may be purchased upon exercise;

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  if applicable, the designation and terms of the securities with which the stock warrants are issued and the number of stock warrants issued with each such security;

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  if applicable, the date on and after which the stock warrants and the related preferred stock or common stock or depositary shares will be separately transferable;

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  the date on which the right to exercise the stock warrants shall commence and the date on which such right shall expire;

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  federal income tax consequences;

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  call provisions of such stock warrants, if any;

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  anti-dilution provisions of the stock warrants, if any;

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  whether the stock warrants represented by the stock warrant certificates will be issued in registered or bearer form; and

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  any additional or other rights, preferences, privileges, limitations and restrictions relating to the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

        The shares of preferred stock or common stock issuable upon the exercise of the stock warrants will, when issued in accordance with the stock warrant agreement, be fully paid and non-assessable.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

        We may issue stock purchase contracts, representing contracts obligating holders to purchase from us, and we may sell to the holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Stock purchase contracts may be issued separately or as a part of units ("stock purchase units") consisting of a stock purchase contract and either (i) senior debt securities or subordinated debt securities or (ii) debt obligations of third parties, including U.S. Treasury securities, securing the holder's obligations to purchase the common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts ("prepaid securities") upon release to a holder of any collateral securing such holder's obligations under the original stock purchase contract.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. Certain material federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be set forth in the prospectus supplement relating thereto.

 DESCRIPTION OF THE RIGHTS

General

        We may issue rights to purchase our debt securities, preferred stock, depositary shares, common stock or warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may issue rights independently or together with any other offered security. The rights may or may not be transferable by the recipient of the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters or stockholders providing for the underwriters to purchase any offered securities remaining unsubscribed for after the rights offering. In connection with a rights offering to our stockholders, a prospectus supplement will be distributed to our stockholders on the record date for receiving rights in the rights offering set by us.

        The applicable prospectus supplement will describe the following terms of rights in respect of which this prospectus is being delivered:

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  the title of the rights;

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  the securities for which the rights are exercisable;

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  the exercise price for the rights;

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  the number of rights issued;

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  the extent to which the rights are transferable;

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  if applicable, a discussion of the federal income tax considerations applicable to the issuance or exercise of the rights;

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  any other terms of the rights, including terms, and limitations relating to the exchange and exercise the rights;

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  the date on which the right to exercise the rights will commence, and the date on which the right will expire;

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  the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and

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  if applicable, the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.

Exercise of Rights

        Each right will entitle the holder thereof of rights to purchase for cash the principal amount of debt securities, shares of preferred stock, depositary shares, common stock, warrants or any combination of those securities at the exercise price as will be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

        Rights may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and proper exercise of the rights, we will, as soon as practicable, forward the securities purchasable upon such exercise. In the event that not all of the rights issued in any offering are exercised, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

BOOK-ENTRY ISSUANCE

        Unless otherwise indicated in a prospectus supplement, the debt securities of a series offered by us will be issued in the form of one or more fully registered global securities. We anticipate that these global securities will be deposited with, or on behalf of, the Depository Trust Company and registered in the name of its nominee. Except as described below, the global securities may be transferred, in whole and not in part, only to DTC or to another nominee of DTC.

        Based on information furnished by DTC, DTC is:

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  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC was created to hold securities for institutions that have accounts with DTC ("participants") and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in participants' accounts. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC's book-entry system is also available to others that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC administers its book-entry system in accordance with its rules and bylaws and legal requirements.

        Upon issuance of a global security representing offered securities, DTC will credit on its book-entry registration and transfer system the principal amount to participants' accounts. Ownership of beneficial interests in the global security will be limited to participants or to persons that hold interests through participants. Ownership of interests in the global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants' interests) and the participants (with respect to the owners of beneficial interests in the global security). The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of those securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

        So long as DTC (or its nominee) is the registered holder and owner of a global security, DTC (or its nominee) will be considered, for all purposes under the applicable indenture, the sole owner and holder of the related offered securities. Except as described below, owners of beneficial interests in a global security will not:

  •
  be entitled to have the securities registered in their names; or

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  receive or be entitled to receive physical delivery of certificated securities in definitive form.

        Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual purchaser of each debt security ("beneficial owner") is in turn recorded on the direct and indirect participants' records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participants through which such beneficial owner entered into the action. Transfers of ownership interests in securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners do not receive certificates representing their ownership interests in securities, except in the event that use of the book-entry system for the securities is discontinued.

        To facilitate subsequent transfers, the securities are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC records reflect only the identity of the direct participants to whose accounts securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

        Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Neither DTC nor Cede & Co. consents or votes with respect to the securities. Under its usual procedures, DTC mails a proxy (an "Omnibus Proxy") to the issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the securities are credited on the record date (identified on a list attached to the Omnibus Proxy).

        Redemption proceeds, distributions and dividend payments, if any, on the securities will be made to DTC. DTC's practice is to credit direct participants' accounts on the payment date in accordance with their respective holdings as shown on DTC's records, unless DTC has reason to believe that it will not receive payment on the payment date. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee's responsibility, disbursement of such payments to direct participants is DTC's responsibility, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

        DTC may discontinue providing its services as securities depository with respect to the securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.

        We have obtained the information in this section concerning DTC and DTC's book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

        None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.

 PLAN OF DISTRIBUTION

        We may sell the securities through underwriters or dealers, directly to one or more purchasers or through agents. Each prospectus supplement, to the extent applicable, will describe the number and terms of the securities to which such prospectus supplement relates, the name or names of any underwriters or agents with whom we have entered into arrangements with respect to the sale of such securities, the public offering or purchase price of such securities and our net proceeds. The prospectus supplement also will include any underwriting discounts or commissions and other items constituting underwriters' compensation and will identify any securities exchanges on which the securities may be listed.

        In some cases, we may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to prevailing market prices; or

  •
  at negotiated prices.

        We also may, from time to time, authorize dealers or agents to offer and sell these securities upon such terms and conditions as may be set forth in the applicable prospectus supplement.

        We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be "underwriters" as that term is defined in the Securities Act of 1933 (the "Securities Act").

        In connection with the sale of securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter, dealer or agent will be identified, and any such compensation received will be described, in the applicable prospectus supplement. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the type of transactions involved.

        Securities may also be sold in one or more of the following transactions:

  •
  block transactions in which a broker-dealer may sell all or a portion of the securities as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

  •
  a special offering, an exchange distribution or a secondary distribution in accordance with the rules of any exchange on which the securities are listed;

  •
  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  •
  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise; and

  •
  sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

        Unless otherwise specified in the related prospectus supplement, each series of the securities will be a new issue with no established trading market, other than the common stock. Any shares of common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange or a stock exchange on which the common stock offered is then listed, subject (if applicable) to an official notice of issuance. We may elect to list any of the other securities on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        If dealers are utilized in the sale of the securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

        We may enter into agreements with underwriters, dealers and agents who participate in the distribution of the securities, which may entitle these persons to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

        We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not constitute an offer to sell or buy any securities in any jurisdiction where it is unlawful.

        Underwriters, dealers and agents may engage and may in the past have engaged in transactions with or perform or have performed services for us or our affiliates, or be or have been customers of ours or our affiliates, or otherwise engage or have engaged in commercial activities with us or our affiliates, in the ordinary course of business.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplements, certain legal matters in connection with the securities will be passed upon for us by McDermott Will & Emery LLP, Chicago, Illinois, and Venable LLP, Baltimore, Maryland, as to matters of Maryland law.

EXPERTS

        The financial statements and the related financial statement schedule, incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K, and the effectiveness of the Company's internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3, including exhibits and schedules, under the Securities Act of 1933 with respect to the securities to be sold in this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules that are part of the registration statement. For further information about us and the securities to be sold in this offering, you should refer to the registration statement.

        We file annual, quarterly, and current reports, proxy statements and other information with the SEC in accordance with the Securities Exchange Act of 1934. You may read, without charge, and copy, at prescribed rates, all or any portion of the registration statement or any reports, statements or other information in the files at the Public Reference Room at the SEC's principal office at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Our filings, including the registration statement, are also available to you on the internet website maintained by the SEC at http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        We are incorporating by reference in this prospectus the documents we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in this prospectus. We are incorporating by reference the following documents:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the SEC on March 12, 2009, including portions of our Proxy Statement for the 2009 annual meeting of stockholders (filed on March 20, 2009) to the extent specifically incorporated by reference therein;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, June 30, 2009 and September 30, 2009 filed with the SEC on May 1, 2009, July 31, 2009 and November 3, 2009, respectively;

  •
  our Current Reports on Form 8-K filed with the SEC on February 20, 2009, April 16, 2009, April 27, 2009, April 28, 2009 (excluding Item 2.02 and Exhibit 99.1), and July 29, 2009; and

  •
  the description of our common stock set forth in our Registration Statement on Form 8-A/A filed with the SEC on May 21, 2007, including all amendments and reports filed for the purpose of updating such description.

        We do not incorporate portions of any document that is either (a) described in paragraphs (d)(1) through (3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (b) furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. We hereby incorporate by reference all future filings by us made pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus.

        We will provide without charge upon written or oral request, a copy of any or all of the documents which are incorporated by reference to this prospectus, other than exhibits which are specifically incorporated by reference into those documents. Requests should be directed to Investor Relations, A.M. Castle & Co., 3400 N. Wolf Road, Franklin Park, Illinois 60131, telephone: (847) 455-7111.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        Our estimated expenses in connection with the distribution of the securities being registered are as set forth in the following table:

SEC Registration Fee	$5,580
Printing and Duplicating Expenses	$50,000	*
Legal Fees and Expenses	$100,000	*
Accounting Fees and Expenses	$50,000	*
Miscellaneous	$15,000	*

Total	$220,580	*

*
Estimated

Item 15.    Indemnification of Directors and Officers

        Section 2-405.2 of the Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment which is material to the cause of action. Our charter contains such a provision which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law.

        Section 2-418 of Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

        Our by-laws require us to indemnify to the fullest extent permitted by Maryland law in effect from time to time any person who is a present or former director, officer or employee of the Company and who is made a party to any proceeding (including any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative) by reason of such person's service in such capacity or as a director, officer, partner, trustee or employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which he served as such at the request of the Company against all judgments, penalties, fines, settlements and reasonable expenses actually incurred by him in connection with such proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful. We may, with the approval of our Board of Directors, provide such indemnification to a person who served a predecessor of the Company in any of the capacities described above and to any agent of the Company or a predecessor of the Company.

        We maintain a directors' and officers' liability insurance policy. The policy insures our directors and officers against unindemnified losses ensuing from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers.

        We have also entered into indemnity agreements with each member of our board of directors and our officers. These agreements generally provide that, if the director or officer becomes involved in a proceeding (as defined in the agreement) by reason of such director's or officer's corporate status (as defined in the agreement), we will indemnify the director or officer to the fullest extent permitted by Maryland law in effect from time to time against all judgments, penalties fines, and amounts paid in settlement of the proceeding, unless it is established that (a) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty or (b) such person actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Item 16.    Exhibits

Exhibit Number	Description
1.1*	Form of Underwriting Agreement for Debt Securities and Debt Warrants.
1.2*	Form of Underwriting Agreement for Equity Securities.
1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts or Stock Purchase Units.
3.1	Articles of Incorporation of the Company (filed as Appendix D to the Company's Proxy Statement filed with the SEC on March 23, 2001 and incorporated herein by reference).
3.2	Articles Supplementary of the Company (filed as Exhibit 3.3 to the Company's Form 8-K filed with the SEC on July 29, 2009 and incorporated herein by reference).
3.3	By-Laws of the Company (filed as Exhibit 3.2 to the Company's Form 10-Q for the quarter ended June 30, 2009 and incorporated herein by reference).
4.1	Form of Indenture for Senior Debt Securities.
4.2	Form of Indenture for Subordinated Debt Securities.
4.3*	Form of Debt Security.
4.4*	Form of Deposit Agreement.
4.5*	Form of Depositary Receipt.

Exhibit Number	Description
4.6*	Form of Stock Warrant Agreement.
4.7*	Form of Debt Warrant Agreement.
4.8*	Form of Rights Agreement.
5.1	Opinion of McDermott Will & Emery LLP.
5.2	Opinion of Venable LLP.
12	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Deloitte & Touche LLP.
23.3	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1).
23.4	Consent of Venable LLP (included in the opinion filed as Exhibit 5.2).
24	Powers of Attorney (included on the signature page hereto).
25*	Statement of Eligibility of the Trustee on Form T-1 with respect to the Indentures for Senior Debt Securities and Subordinated Debt Securities.

*
To be filed by amendment or as an exhibit to a Current Report on Form 8-K.

Item 17.    Undertakings

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained is a form of prospectus filed pursuant to rule 424(b) that is part of the registration statement.

  (2)
  That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

  (i)
  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i)(x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser,

  (i)
  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and;

  (iv)
  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
That, in the event that securities are to be offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, the registrant will supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment or supplemental prospectus will be filed to set forth the terms of such offering.

(d)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)
(1)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 will be deemed to be part of this registration statement as of the time it was declared effective.

(2)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(f)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on November 5, 2009.

A. M. CASTLE & CO.
/s/ MICHAEL H. GOLDBERG Michael H. Goldberg President and Chief Executive Officer

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Michael H. Goldberg and Robert J. Perna, and each of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 5, 2009.

Signature	Title

/s/ MICHAEL H. GOLDBERG Michael H. Goldberg	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ SCOTT F. STEPHENS Scott F. Stephens	Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
/s/ PATRICK R. ANDERSON Patrick R. Anderson	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)
/s/ BRIAN P. ANDERSON Brian P. Anderson	Director

Signature	Title

/s/ THOMAS A. DONAHOE Thomas A. Donahoe	Director
/s/ ANN M. DRAKE Ann M. Drake	Director
/s/ WILLIAM K. HALL William K. Hall	Director
/s/ ROBERT S. HAMADA Robert S. Hamada	Director
/s/ PATRICK J. HERBERT III Patrick J. Herbert III	Director
/s/ TERRENCE J. KEATING Terrence J. Keating	Director
/s/ JOHN MCCARTNEY John McCartney	Director and Chairman of the Board
/s/ MICHAEL SIMPSON Michael Simpson	Director
Pamela Forbes Lieberman	Director